COMPREHENSIVE ANNOUNCES EXECUTION OF FUNDING AGREEMENTS

Yonkers, NY, August 23, 2005 (Business Wire) -- Comprehensive HealthCare Solutions, Inc. (OTC:BB CMHS.OB) announced today that it has entered into a securities purchase agreement with a private investment group, under which Comprehensive received $235,000 in consideration for the issuance of two separate convertible debentures.

In addition, the agreement stipulates that Comprehensive issue warrants to the private investment group at various exercise prices. Under the terms of the agreement and upon exercise of all warrants, the private investment group would end up purchasing the Company’s common stock for up to approximately $2.9 million, including the original $235,000 investment. The details of the agreement are contained in Comprehensive’s Form 8-K filed today with the Securities and Exchange Commission.

John H. Treglia, CEO of Comprehensive HealthCare Solutions, Inc. said about the agreement, “We have entered into this financing agreement to further support the continuing national launch of our discount prescription cards as well as the marketing of our gold and platinum medical care discount cards. To date we have contracted for the distribution of more than 600,000 discount prescription cards for which distribution should be completed by September 30, 2005.”

Comprehensive HealthCare Solutions, Inc. is positioning itself to become a national leader in the distribution and marketing of discount prescription and medical benefit cards. The Company is currently marketing its discount cards to municipalities, large employers, unions, colleges and fraternal organizations.

Mr. Treglia continued, “The capital provided through this agreement affords Comprehensive HealthCare Solutions, Inc. the opportunity to accelerate the aggressive national marketing campaign of its benefits and services, with the prospect of significant potential growth in revenue and earnings.”

Comprehensive HealthCare Solutions, Inc. currently markets its discount medical benefit cards, which it has branded “The Solution Card™”. “The Solution Card™” is an innovative concept that allows individuals and their families to receive a significant discount on their health care costs. Comprehensive’s members will continue to have access to high quality networks of fully credentialed professionals and practitioners nationwide. Although “The Solution Card™” is not intended as a substitute for traditional health insurance, it does provide discount health care benefits that allow for substantial savings for its membership.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release contains forward-looking statements regarding the intent, belief or current expectations of the Company and members of its senior management team. While the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Factors that would cause actual results to differ materially from those contemplated within this press release include but are not limited to, those associated with general business conditions; client concentration; dependence on network providers; the timely and efficient implementation of customer contracts; developments in health care reform and other regulatory issues and changes in laws and regulations in key states where the Company operates; future capitol needs; control by directors and officers; and the loss of key management personnel. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

Contact:

Investors:
Comprehensive HealthCare Solutions, Inc.
John Treglia, 914-375-7591
Chairman and CEO
or
Brokers:
Surety Financial Group, LLC, 410-448-1130

Source: Comprehensive HealthCare Solutions, Inc.